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NEWGEN

NewGen Technologies, Inc.
6000 Fairview Rd., 12th Floor
Charlotte, NC 28210
(704) 552-3590
www.nwgntech.com

Media Contact:                              Investor Contact:
Blois Olson                                 Jody Burfening / Chris Witty
New School Communications, Inc.             Lippert/Heilshorn & Associates, Inc.
(651) 221-1999                              (212) 201-6609
b.olson@new-school.com                      cwitty@lhai.com

FOR IMMEDIATE RELEASE

    NEWGEN TECHNOLOGIES ANNOUNCES AGREEMENT TO PURCHASE THREE FUEL TERMINALS

CHARLOTTE, NC, October 3, 2005 - NewGen Technologies, Inc. (OTCBB: NWGN) today announced that it has signed a definitive contract for the purchase of three fuel terminals in the Southeast United States from an undisclosed seller. The terminals, with a total storage capacity of over 10 million gallons, and an annual throughput capacity of over 350 million gallons will be used for the distribution and storage of alternative fuels, including biodiesel and ethanol blends, as well as traditional hydrocarbons. The three terminals are strategically located near existing fuel pipelines with railcar access. NewGen expects the closing of this purchase, subject to financing and customary terms and conditions, to occur before year-end.

S. Bruce Wunner, NewGen's chairman and CEO, stated, "The purchase of these terminals will give NewGen the opportunity to process, blend, and store its proprietary biodiesel and ethanol products as well as hydrocarbon fuels. Following on from the recent announcement regarding our plans for biodiesel production facilities, this agreement is a crucial next step in NewGen's growth strategy - allowing the company to blend biodiesel with hydrocarbon fuels for distribution along the East Coast. We intend to offer proprietary products to meet the growing demand for biofuels, driven by greater fuel efficiency, cleaner exhaust, and a growing need for energy independence."

Together with this announcement, the company has filed a form 8-K with the U.S. Securities and Exchange Administration (SEC), a copy of which can be found on the NewGen website, at www.nwgntech.com.

About NewGen Technologies, Inc.

NewGen's mission is to be a leading manufacturer, processor and distributor of premium biofuels that are intended to dramatically reduce the ecological and economic impact of world petroleum use. NewGen believes that it has developed the cleanest burning and highest performing fuels in the world by utilizing technology that allows for more complete combustion, which NewGen believes will result in improved miles per gallon and significantly decreased harmful emissions, including reduced carbon monoxide, carbon dioxide, nitrous oxides, particulates and black smoke. The company's fuel products include proprietary and complex technology, substantially and predominantly derived from petroleum sources, which are intended to improve the performance of gasoline and diesel fuels, as well as domestically-produced and environmentally-friendly alternative fuels such as Ethanol-based E85 and Biodiesel-based B20. The vision of NewGen and ReFuel America, NewGen's wholly-owned US subsidiary, is a world less dependent on oil, using secure, homegrown fuels which better preserve our most important resources - the air we breathe and water we drink. Additional information can be found at the company's website www.nwgntech.com.

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Safe Harbor Statement Under the Private Securities Litigation Act of 1995 - With
the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of NWGN could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.